EXHIBIT 99.10
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AT THE TRUST
Robert G. Higgins                      Investor Relations
First Vice President, General Counsel  L.G. Schafran - Chairman and
                                       Interim CEO/President
312-683-5539                           312-683-5525
bhiggins@banyanreit.com




FOR IMMEDIATE RELEASE
FRIDAY, APRIL 27, 2001



                BANYAN STRATEGIC REALTY TRUST SCHEDULES
                  FIRST QUARTER 2001 CONFERENCE CALL


CHICAGO - APRIL 27, 2001 -- BANYAN STRATEGIC REALTY TRUST (Nasdaq: BSRTS) announced today that it will hold a conference call on Tuesday, May 15, 2001, at 11:00 a.m. (ET) to discuss its first quarter 2001 financial and operating results. The call can be accessed by dialing: 703-871-3022. A replay of the call will be available for one week by dialing: 703-925-2435, using the passcode: 5170563.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. The properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois, and smaller markets such as Huntsville, Alabama; Louisville, Kentucky; Memphis, Tennessee; and Orlando, Florida. The Trust's current portfolio consists of properties totaling 3.5 million rentable square feet.

As of this date the Trust has 15,487,808 shares of beneficial interest outstanding.


Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties such as the closing of the Denholtz transaction and other risks and uncertainties that are detailed from time to time in our reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2000, and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section which will be included in our Form 10-Q for the quarter ended March 31, 2001 which will be filed with the Securities and Exchange Commission by May 15, 2001. Without limitation the foregoing, words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.




          See Banyan's Website at http://www.banyanreit.com.



   For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter BSRTS.




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